Exhibit 99.1

Trans-Lux Corporation Investor Guidance Call

August 7, 2013 at 4:15pm (EST)

Kristin Kreuder: Good afternoon ladies and gentlemen, and welcome to the Trans-Lux Corporation Investor Guidance Conference Call.  My name is Kristin Kreuder and I am the Vice President and General Counsel of Trans-Lux Corporation.  At this time, all participants will be in a listen-only mode until the presentations have concluded. Later, we will conduct a question and answer session and instructions on the procedure for the question and answer session will be given at that time.  As a reminder, today's conference call is being recorded.  To exit the call at any time, please press *3 on your touch tone phone.  To hear conference instructions, please press *4 on your touch tone phone.  Present on the call today are the Company’s Chairman of the Board of Directors, George Schiele, the Company’s Vice Chairman of the Board of Directors, Sal Zizza, the Company’s President and Chief Executive Officer, Jean-Marc Allain, and the Company’s Chief Financial Officer, Todd Dupee.

The discussion to be held during this call and any written information incorporated by reference into it will contain forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and on our beliefs and assumptions.  Words such as believes, anticipates, plans, expects, should, will, goal and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking information is also subject to various risks and uncertainties.  Such risks and uncertainties include, but are not limited to, the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2012 under the section entitled “Risk Factors”, and in our Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2013, and in our Post-Effective Amendment on Form S-1 filed with the Securities and Exchange Commission on August 7, 2013.  At this time I will turn the call over to the Chairman of the Board of Directors of Trans-Lux Corporation, George Schiele.  George?

George Schiele: Good afternoon and welcome to all those who decided to join us on the call.  I’m going to just do a little background history to put everything in perspective, and then J.M. Allain, our CEO, will talk about where the Company is right now and where it is going.

I joined the board in December of 2009.  Sal Zizza and I were asked to come on to fill seats that had been offered in a settlement through the GamCo litigation with the Company, and when we went to our first board meeting, the chairman of the board left half way through the meeting and shortly thereafter resigned, and the president announced his retirement--the CEO-- at the end of the week. So it was a rather difficult beginning, and what we were looking at was a Company that had 23 million dollars in total debt and overdue pension obligations.

That money was --and all these numbers, by the way, are rounded to the nearest hundred thousand so you can follow them more easily.  We owed Peoples Bank 7,500,000 dollars, New Mexico Bank 1,900,000 dollars, and there were11,200,000 dollars of bonds and notes, some of them were already overdue and others were about to become overdue.  We also owed the PBGC -- which is the Pension Benefit Guaranty Corporation -- of what they deemed as a deficiency in pension contributions an amount of 3,800,000 dollars.  Today our total debt, all in, is 8,100,000 dollars – that’s a reduction of 14,900,000 dollars in debt.  We owe Peoples Bank nothing; we owe New Mexico Bank nothing; we have 1,400,000 dollars of bonds and notes that were not redeemed at the time in November of 2011 when the redemption offer was made.  But we have retired obviously quite a lot of money, total amount $14,900,000 plus all that banking debt gone and $9,800,000 that were bonds and notes gone.

We wrote off -- what was not reflected in the 23,000,000 dollars debt -- we wrote off 2,300,000 dollars in obsolete inventory that has been sitting in the Company’s storage facilities for too long and was of no commercial value.  And today we have a remaining underfunded pension obligation of 5 million dollars – now that may strike you as strange because if we had 3,800,000 dollars in pension obligations at the beginning and have paid $1,800,000 you would think that it would have shrunk to 2 million dollars.

But despite that 1,800,000 dollars in additional payments it is now larger than it was because the assumed obligation is based on actuarial tables and these are linked by law to bond yields, and Fed policies since 2009 have taken bond yields to historical lows.  So it is an actuarial short fall and at one point last year it had actually risen up to 6 million dollars, and as bond rates go back toward their historic norms as they have done in recent months the pension shortfall will shrink and should continue to shrink even as retirees are added.

The Company is compliant with its PBGC contribution requirements after giving effect to the waivers granted by the IRS for 2009 and 2010, at which point we were not compliant but we have been since 2010.  In 2009 our total lease income -- this is signs that had been leased and are paid off within a period of years -- was 9,500,000 dollars.  In 2013 it is going to be approximately 6,300,000 dollars.  It has declined and will continue to decline because, absent a banking relationship or sufficient additional capital, the Company has never been a position to write new leases.

And that is even though Company’s product line is more competitive than ever both in features and price, so as the Company progresses and we get properly capitalized we will be able to restore and then exceed our historic leasehold stream.  Now, I want to talk for a minute about sales.  Reported sales-- which are the numbers that we file -- are completed shipments only -- that is we don’t record a sale until the product has been manufactured, shipped and paid for.

But the more significant measure of sales progress from a management stand point is bookings -- now we consider a sale booked when a non-cancelable contract with a 50 percent deposit has been signed and paid.  Now, the shrinkage of such bookings is very negligible historically. With a non-cancelable contract and a 50 percent deposit, it is basically something that is going to happen.

The Company tracks not completed orders but bookings as its primary and our most accurate measure of our real sales progress.  Bookings and lease income in the first half of 2013 were in excess of 14 million dollars, of which leasing was 3,200,000 dollars.  The bookings level is a significant advance overall in recent years and July bookings of an additional 2,700,000 dollars which is on top of that, continues the sharp increase in growth which emerged in the second quarter.  At the same time the Company’s payroll has been reduced from 215 employees in 2010 to a present head count of 96 people.

So this is a more than 50 percent reduction in our staffing, combined with increased bookings, and it means that the Company has enjoyed substantial productivity gains.  So at this point I would like to ask J.M. Allain to step in and talk about where we are at this instant and where we are going forward.

J.M. Allain: Alright, thank you George. I don’t want to dwell too much on the past because obviously George has done a good job in kind of bringing you up to date as to where we were and where we are.  I will spend just a couple of minutes, though, talking about factors that unfortunately put us in a position today where I had really hoped we would be further ahead, but we have been working very diligently on several fronts in order to make sure that we dealt with some of the historical problems that George has just talked about.

In 2009 you remember the Company lost nearly 9 million dollars, nearly everything about the sales channel and strategies were broken, obsolete, and to make matters much worse is our product was subpar.  Beginning in early 2010 we began that process of rehabilitation, that was a multi pronged strategy, first and foremost, where we had installed gear that just didn’t work we made things right. Obviously, that hurt us on the bottom line but it was the right thing to do.

We took complete stock of what was working and what was not and set out to regain the trust of our customers -- this again took longer than I thought.  However now 3 years later we are still dealing with legacy issues, however they are now few and far between and we have regained the trust of the market place.  So we are in a position today where we are going toe to toe with our competitors on a day to day basis, and I can tell you that a year ago that wasn’t so, and two years ago that wasn’t so.

We’ve got product today that is second to none in the score board and display markets and again are very competitive, not just on quality but also on pricing.  Last week I visited McChechen high school, which is in the suburbs of Atlanta -- it is the largest high school display in the country -- we just installed that, it just turned on late last week.

I had the opportunity to meet with the athletic director and he indicated that he couldn’t be more pleased with our product and quality.  These are the kinds of installs that we have done over the past year which are now starting to bear fruit.  I’ve talked amongst the athletic directors, talked amongst the community leaders, and these successes lead to other successes.

While we are not prepared to announce it today, we are very confident that we would be awarded in the next few weeks a world class stadium and install and that is in the millions of dollars.  Again these types of jobs which we have been working, clawing our way into, we are now competing and hopefully in the next couple of weeks we will be able to report, are winning.

As George indicated the thing that makes us most pleased is our bookings, our bookings are the strongest that we have seen in many, many years, even though our competitors are doing everything they can to derail us.  One of the negatives of doing better is that you tend to show up on others’ radar a little bit more and we have stepped up our competitive game and so has everybody else.

So that’s is a bit of an update on the LED display and score board side and this is our legacy business -- one that we are very proud of and one that, today, we look at with great pride and we see the potential of growth.  However the significant growth that we see for the Company over the next few years is in the global LED lighting marketing.  As you know that is continuing to grow at a staggering pace.

We formed TL Energy some time ago to capitalize on this market and after a product shoot out we were awarded a very large job at the Rochester Institute of Technology.  The install has been very well received and just next week, we are going to be working with their facilities group to move on to phase two. However, we did not get the traction in the market that we had hoped through a combination of lack of focus while dealing with the issues that I just talked about, not being properly staffed, the complexity of this type of sale, and a very big point is working capital issues -- we failed to capitalize.

So a few weeks ago we entered negotiations and signed a letter of intent to acquire an LED company located out of Chicago that brings with it ready-made staff, as well as market specific software and engineering tools that we desperately need.  This relationship brings us the best auditing software I have seen in any of my travels in this market place.  We look forward to closing on this deal in the next few weeks and integrating this company into ours.

The move also changes our philosophy somewhat; the philosophy of TL Energy that now will not only develop and manufacture our own product, but will also rep a slew of other manufacturers so that we can provide a soup to nuts solution to our customers.  This means that any customer, be it industrial, commercial, institutional -- will be able to get all their LED products, all the products that they need to do a complete swap out of their lamps, without having to go to several vendors.

Having already test run this strategy with a handful of small, medium and large customers I can tell you that it is well received.  As to the lighting space, the large majority of sales require financing of some sort as the initial capital costs are very high.  Accordingly, the Company is in the process of arranging a network of companies to fund these deals -- deals between 25 and 250,000 dollars.

These customers are investment grade and the financing is white label; the goal is to help TL Energy achieve the deal velocity, and perhaps to set these smaller customers up for 250,000 dollar plus deals in the future.  Moreover, the Company is working on securing funds for municipal projects.  The analysts and people who watch this space know that in the next few years municipal projects will be monstrous within the lighting space.

We believe that this could become a 75 to 100 million dollar per year business for us by 2015.  Finally as it relates to lighting, the Company is looking at other acquisitions in the LED lighting space. There is already a significant amount of interest in the roll up business model in LED lighting and there is a great appetite for nearly any deal involving this product segment.  Now that we have many of our institutional issues resolved within Trans-Lux, we can concentrate not only on raising money for our continued operations, but also for key acquisitions and mergers.

Kristin Kreuder: Okay At this time, we would like to commence the question and answer session of the call.  We kindly ask that each participant limit themselves to one question and one follow-up question.  Once we begin and indicate that we have turned off the listen only mode and established the muting mode, if you would like to ask a question, please press *6 on your touch tone phone to un-mute your line and please state your full name and wait to be called upon.  Once you are called upon, please re-state your full name and the Company you represent, if applicable.  Each question will be answered in the order in which it is received.  We kindly ask that once your question has been addressed, please press *6 on your touch tone phone to mute your line once again.  We will now begin the question and answer session of the call and turn off the listen only mode. Give me one second to do that, please.  Okay, at this time does anyone have any questions? If you have any questions, please press *6 on your phone to un-mute your line and state your name.  Are there any questions?

J.M. Allain: Just to be clear, why don’t we un-mute everybody just to ensure that we are sure….  Just to make sure there are no technical issues everybody is muted at this point and we just want to give a final opportunity if there are any questions for either myself or members of the board.

George Schiele: I will make one more comment, J.M., and that is, I know that at least some of the people that have called in have participated in the November 2011 refinancing and have warrants that the Company has extended several times and are now due to be exercised.  I was one of the investment participants in that round and accordingly had warrants and I want everybody to know that I have already exercised my warrants and purchased the shares.

Kristin Kreuder: Okay if there aren’t any questions I will just state that a replay of this conference call would be available for 6 months following today’s date dialing 513 386 0009 and using the pass code 104243# and the reference number for this call which will be available on the Company’s website along with the transcript of today’s call under the tab title investor relations.  Ladies and gentlemen that concludes today’s presentation and we do thank everyone for your participation.